Filed Pursuant to Rule 424(b)(5)

Registration No. 333-216600

P R O S P E C T U S  S U P P L E M E N T

(To prospectus dated July 21, 2017)

Up to 46,276,742 Shares of Common Stock

Upon the Exercise of Outstanding Warrants

We are offering 46,276,742 shares of our common stock issuable upon the exercise of outstanding warrants (the “Warrants”) offered and sold by us in registered offerings in July 2015 (the “July 2015 Warrants”), August 2017 (the “August 2017 Warrants”) and April 2018 (the “April 2018 Warrants”). The Warrants have an exercise price of $0.75 per common share, subject to adjustment upon events specified in the Warrants, and expire as follows: (i) the July 2015 Warrants, on January 8, 2019; (ii) the August 2017 Warrants, on August 16, 2024; and (iii) the April 2018 Warrants, on April 3, 2019 (or, if later, eight months after we obtain stockholder approval for such warrants under the Nasdaq Stock Market Rules). This offer is being made pursuant to General Instruction I.B.4 of Form S-3.

For a more detailed description of our common stock, see the section entitled “Description of Securities—Description of Capital Stock (Common Stock)” beginning on page S-17 of this prospectus. For a more detailed description of the Warrants, see the section entitled “Description of Securities—Description of Warrants” beginning on page S-15 of this prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RSLS.” The closing price of our common stock on April 16, 2018 was $0.65.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-4, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the securities that may be offered under this prospectus supplement, nor have any of these regulatory authorities determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 17, 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein from our filings with the SEC. The second part, the accompanying prospectus, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” on page S-25 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent have authorized anyone to provide any information that is different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that any others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “ReShape Lifesciences,” “the Company” and similar designations refer, collectively, to ReShape Lifesciences Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement, including “Risk Factors” beginning on page S-4 and the financial statements and related notes and other documents incorporated by reference into this prospectus supplement, before making an investment decision.

Our Company

Our vision is to be recognized as a leading medical technology company focused on the design, development and commercialization of transformative technologies to treat obesity and metabolic diseases. Our growing and differentiated product portfolio is used by bariatric surgeons, general surgeons, and gastroenterologists. We believe obesity is a global epidemic and that the majority of patients need treatment options that are anatomy friendly and provide for weight loss and comorbidity improvements along with long-term, ongoing obesity support and prevention. Our portfolio of transformative technologies, designed to help patients lose weight and live a healthier life, includes two FDA approved devices, ReShape™ vBloc (formerly vBloc) and ReShape™ Balloon, as well as the investigational ReShape™ Vest (formerly Gastric Vest System).

Our Corporate Information

We were incorporated in Minnesota in December 2002 as two separate legal entities, Alpha Medical, Inc. and Beta Medical, Inc., both of which were owned 100% by a common stockholder. In October 2003, the two entities were combined and we changed our name to EnteroMedics Inc. In 2004 we reincorporated in Delaware. On October 23, 2017 we changed the company name from EnteroMedics Inc. to ReShape Lifesciences Inc. (NASDAQ: RSLS) in recognition of our expansion and growth in developing and commercializing transformative technologies to address the continuum of care for obesity and its associated health conditions. In connection with our acquisition of ReShape Medical, we moved our principal executive offices from St. Paul, Minnesota to San Clemente, California. In December 2017, we rebranded our products under the ReShape Lifesciences brand.

We file reports and other information with the Securities and Exchange Commission (the “SEC”) including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy or information statements. Those reports and statements as well as all amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (1) are available at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549, (2) may be obtained by sending an electronic message to the SEC at publicinfo@sec.gov or by sending a fax to the SEC at 1-202-777-1027, (3) are available at the SEC’s internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and (4) are available free of charge through our website as soon as reasonably practicable after electronic filing with, or furnishing to, the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our principal executive offices are located at 1001 Calle Amanecer, San Clemente, California 92673, and our telephone number is (949) 429-6680. Our website address is www.reshapelifesciences.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

The Offering

Issuer	ReShape Lifesciences Inc.

Common Stock Offered by Us	46,276,742 shares issuable upon exercise of outstanding Warrants.

Exercise Price of Warrants; Adjustments

$0.75 per share. The exercise price of the Warrants (and the aggregate number of shares issuable upon the exercise of the Warrants) is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The Warrants also contain a provision requiring a reduction in the exercise price (but no increase in the number of shares issuable upon exercise) in the event we issue common stock, or securities convertible into or exercisable for common stock, at a price per share lower than the then-current Warrant exercise price, to such lower price.

Exercise Period

Until the close of business:

•       for the July 2015 Warrants, on January 8, 2019;

•       for the August 2017 Warrants, on August 16, 2024; and

•       for the April 2018 Warrants, on April 3, 2019 (or, if later, eight months after we obtain stockholder approval for such Warrants under the Nasdaq Stock Market Rules).

Limitation on Beneficial Ownership

A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with its affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise.

Stockholder Approval and Limitations on Issuance

The 35 million shares of common stock initially issuable upon exercise of the April 2018 Warrants (along with 8 million shares of series D preferred stock issued in April 2018) exceeded 20% of our outstanding common stock as of the date of issuance. As required by applicable Nasdaq Stock Market Rules, at our upcoming 2018 annual meeting we intend to seek stockholder approval for the exercise of the April 2018 Warrants (and conversion of the series D preferred stock) in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock. Accordingly, the ability of holders of April 2018 Warrants to fully exercise their warrants is subject to our ability to secure the approval of our stockholders.

Shares of Common Stock Outstanding Before this Offering(1)	32,950,447 shares.

Use of Proceeds

We intend to use any net proceeds from this offering, together with other available funds, for working capital and other general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement for additional information.

Market for the Common Stock	Our common stock is listed on the NASDAQ Capital Market under the symbol “RSLS”.

Risk Factors

See “Risk Factors” beginning on page S-4 and other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest this purchase shares of our common stock.

(1)                                 The number of shares of our common stock that will be outstanding immediately before and after this offering is based on 32,950,447 shares outstanding as of April 6, 2018 and excludes:

•                  49,303,715 shares of our common stock issuable upon the exercise of warrants outstanding as of April 6, 2018 at a weighted average exercise price of $1.08;

•                  3,237,397 shares of common stock issuable upon the exercise of options outstanding as of April 6, 2018 at a weighted average exercise price of $7.63 per share;

•                  6,056,372 shares of our common stock reserved for future issuance under our Second Amended and Restated 2003 Stock Incentive Plan as of April 6, 2018;

•                  7,079,983 shares of our common stock issuable upon the conversion of 5,310 shares of series B convertible preferred stock outstanding as of April 6, 2018;

•                  9,538,800 shares of our common stock issuable upon the conversion of 95,388 shares of series C convertible preferred stock outstanding as of April 6, 2018; and

•                  6,999,983 shares of our common stock issuable upon the conversion of 5,250 shares of series D preferred stock outstanding as of April 6, 2018.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein and therein by reference. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to Ownership of Our Common Stock

The trading price of our common stock has been volatile and is likely to be volatile in the future.

The trading price of our common stock has been highly volatile. Further, our common stock has a limited trading history. The market price for our common stock will be affected by a number of factors, including:

•                  the denial or delay of regulatory clearances or approvals of our product or receipt of regulatory approval of competing products;

•                  our ability to accomplish clinical, regulatory and other product development milestones and to do so in accordance with the timing estimates we have publicly announced;

•                  changes in policies affecting third-party coverage and reimbursement in the United States and other countries;

•                  changes in government regulations and standards affecting the medical device industry and our product;

•                  ability of our products to achieve market success;

•                  the performance of third-party contract manufacturers and component suppliers;

•                  our ability to develop sales and marketing capabilities;

•                  actual or anticipated variations in our results of operations or those of our competitors;

•                  announcements of new products, technological innovations or product advancements by us or our competitors;

•                  developments with respect to patents and other intellectual property rights;

•                  sales of common stock or other securities by us or our stockholders in the future;

•                  additions or departures of key scientific or management personnel;

•                  disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•                  the trading volume of our common stock;

•                  changes in earnings estimates or recommendations by securities analysts, failure to obtain or maintain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

•                  public statements by analysts or clinicians regarding their perceptions of our clinical results or the effectiveness of our products;

•                  decreases in market valuations of medical device companies; and

•                  general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

The stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could significantly harm our business.

Our inability to comply with the listing requirements of the NASDAQ Stock Market could result in our common stock being delisted, which could affect its market price and liquidity and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests (including a minimum closing bid price of $1.00 per share for our common stock) to maintain the listing of our common stock on the NASDAQ Stock Market. If we do not maintain compliance with the continued listing requirements for the NASDAQ Stock Market within specified periods and subject to permitted extensions, our common stock may be recommended for delisting (subject to any appeal we would file). If our common stock were delisted, it could be more difficult to buy or sell our common stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting would also impair our ability to raise capital.

We have a significant number of outstanding warrants, options and shares of convertible preferred stock, some of which contain full-ratchet anti-dilution protection, which may cause significant dilution to our stockholders, have a material adverse impact on the market price of our common stock and make it more difficult for us to raise funds through future equity offerings.

As of April 6, 2018, we had outstanding 32,950,447 shares of common stock. In addition, as of that date we had outstanding warrants to acquire 49,303,715 shares of common stock, options to acquire 3,237,392 shares of common stock and shares of convertible preferred stock convertible into an aggregate of 23,618,766 shares of common stock. The issuance of shares of common stock upon the exercise of warrants or options or conversion of preferred stock would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our common stock and would increase the number of our publicly traded shares, which could depress the market price of our common stock.

In addition, a substantial number of our outstanding warrants and shares of convertible preferred stock contain so-called full-ratchet anti-dilution provisions which, subject to limited exceptions, would reduce the exercise price of the warrants (but not increase the number of shares issuable) and reduce the conversion price of the convertible preferred stock (and increase the number of shares issuable) in the event that we in the future issue common stock, or securities convertible into or exercisable to purchase common stock, at a lower price per share, to such lower price. Of our outstanding warrants as of April 6, 2018, warrants exercisable to purchase 46,276,742 shares of common stock at an exercise price of $0.75 per share contained a full-ratchet anti-dilution provision, and shares of convertible preferred stock convertible into 14,079,966 shares of common stock at a conversion price of $0.75 per share contained a full-ratchet anti-dilution provision. These anti-dilution provisions were triggered in connection with our registered direct offering in April 2018 of convertible preferred stock with a conversion price of $0.75 per share and warrants with an exercise price of $0.75, which caused a reduction in the exercise price of our warrants exercisable to purchase 11,276,742 shares from $2.30 per share to $0.75 per share, and caused shares of our convertible preferred stock convertible before the offering into 2,633,925 shares of common stock at a conversion price of $2.30 per share to become convertible after the offering into approximately 8.1 million shares of common stock at a conversion price of $0.75 per share. These full ratchet anti-dilution provisions would be triggered by the future issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of the warrants and the then-conversion price of the convertible preferred stock, subject to limited exceptions.

In addition to the dilutive effects described above, the perceived risk of dilution as a result of the significant number of outstanding warrants, options and shares of convertible preferred stock may cause our common stockholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of our common stock, which could further contribute to price declines in our common stock. The fact that our stockholders, warrant holders and option holders can sell substantial amounts of our common stock in the public market, whether or not sales have occurred or are occurring, as well as the existence of full-ratchet anti-dilution provisions in a substantial number of our outstanding warrants and shares of convertible preferred stock, could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

Sales by us or our existing stockholders of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could have an adverse impact on the market price of our common stock.

Sales of substantial amounts of our common stock by us or by our stockholders, announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline. We likely will from time to time issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in follow-on offerings to raise additional capital, or issue shares of common stock upon the exercise of warrants or options, or in connection with acquisitions or corporate alliances. We also plan to issue additional shares to our employees, directors or consultants in connection with their services to us. All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our directors, officers and certain greater than five percent stockholders, which may be subject to holding period, volume and other limitations under Rule 144. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could depress the market price of our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital for general corporate purposes, in the future we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, which may be at prices lower than the current price per share of our common stock. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.

Our organizational documents and Delaware law make a takeover of our company more difficult, which may prevent certain changes in control and limit the market price of our common stock.

Our certificate of incorporation and bylaws and Section 203 of the Delaware General Corporation Law contain provisions that may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and effect changes in control. These provisions include:

•                  the ability of our board of directors to create and issue preferred stock without stockholder approval, which could be used to implement anti-takeover devices;

•                  the authority for our board of directors to issue without stockholder approval up to the number of shares of common stock authorized in our certificate of incorporation, that, if issued, would dilute the ownership of our stockholders;

•                  the advance notice requirement for director nominations or for proposals that can be acted upon at stockholder meetings;

•                  a classified and staggered board of directors, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace all or a majority of our directors;

•                  the prohibition on actions by written consent of our stockholders;

•                  the limitation on who may call a special meeting of stockholders;

•                  the prohibition on stockholders accumulating their votes for the election of directors; and

•                  the ability of stockholders to amend our bylaws only upon receiving a majority of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some provisions in our certificate of incorporation and bylaws may deter third parties from acquiring us, which may limit the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our common stock.

We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Risks Relating to this Offering

The ability of the holders of the 2018 Warrants to fully exercise their warrants for shares of common stock is subject to our ability to secure the approval of our stockholders.

The 35 million shares of common stock initially issuable upon conversion of all of the April 2018 Warrants (together with the 8 million shares of series D preferred stock issued in April 2018) exceeded 20% of our outstanding common stock on the date of issuance. Under applicable Nasdaq Stock Market Rules, stockholder approval is required for any portion of the transaction which could require us to issue a number of shares of common stock equal to 20% of our outstanding common stock at a price less than the closing price on the day prior the date of the securities purchase agreement. At our 2018 annual meeting, we intend to seek stockholder approval for the exercise of the April 2018 Warrants (and such shares of series D preferred stock) in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock. Accordingly, the ability of the holders of the April 2018 Warrants to fully exercise their warrants for shares of common stock is subject to our ability to secure the approval of our stockholders.

Because our management will have broad discretion and flexibility as to how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any of the purposes set forth in that section. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The Warrants are unlisted securities and there is no public market for them.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, the Warrants are not listed, and we have not applied, and do not intend to apply, for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants is limited, and investors may be unable to liquidate their investments in the Warrants.

The Warrants may not have any value.

The Warrants are exercisable the terms described elsewhere in this prospectus. In the event that the price of a share of our common stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

The Warrants do not entitle the holder to any rights as common stockholders until the holder exercises the Warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, such Warrants will not provide you any rights as a common stockholder, except as set forth in the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in it contain “forward—looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward—looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward—looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward—looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward—looking statements. Therefore, you should not place undue reliance on any of these forward—looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward—looking statements include, but are not limited to, those listed below.

Without limiting the foregoing, all statements relating to our future outlook, anticipated capital expenditures, future cash flows and borrowings, and sources of funding are forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. Such risks and uncertainties include, among others:

•                  risks and uncertainties related to our acquisitions of ReShape Medical, Inc. and BarioSurg, Inc.;

•                  risks related to the U.S. Food and Drug Administration’s announcement to alert health care providers of unanticipated deaths involving the ReShape Balloon;

•                  our proposed ReShape Vest product may not be successfully developed and commercialized;

•                  our ability to continue as a going concern if we are unable to either substantially improve our operating results or obtain additional financing after this offering;

•                  our limited history of operations; our losses since inception and for the foreseeable future;

•                  our limited commercial sales experience;

•                  the competitive industry in which we operate;

•                  our ability to maintain compliance with the Nasdaq continued listing requirements;

•                  our dependence on third parties to initiate and perform our clinical trials;

•                  the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system or ReShape Balloon;

•                  physician adoption of our products;

•                  our ability to obtain third party coding, coverage or payment levels;

•                  ongoing regulatory compliance;

•                  our dependence on third party manufacturers and suppliers;

•                  the successful development of our sales and marketing capabilities;

•                  our ability to raise additional capital when needed;

•                  international commercialization and operation;

•                  our ability to attract and retain management and other personnel and to manage our growth effectively;

•                  potential product liability claims;

•                  the cost and management time of operating a public company;

•                  potential healthcare fraud and abuse claims;

•                  healthcare legislative reform; and

•                  our ability to obtain and maintain intellectual property protection for our technology and products.

These and additional risks and uncertainties are described more fully our filings with the Securities and Exchange Commission. Any forward-looking statement in this prospectus supplement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statements contained in this prospectus supplement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We do not know whether any Warrants will be exercised, or if any Warrants are exercised, when they will be exercised. It is possible that the Warrants may expire and never be exercised. As a result of the foregoing, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we currently expect.

To the extent that the Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to an aggregate of approximately $34.7 million, based on the exercise price of $0.75 per share. Any Warrants that remain unexercised as of the end of their term will be automatically exercised by cashless exercise, in accordance with the terms of the Warrants.

To the extent we receive cash proceeds from the exercise of the Warrants, we intend to use such proceeds for working capital and other general corporate purposes. We cannot anticipate the timing or amount of any cash exercises of the warrants, if at all, and accordingly cannot specify with certainty the particular uses of the cash proceeds from this offering. We will have broad discretion over the manner in which the net proceeds of this offering will be applied, and we may not use the proceeds in a manner desired by our stockholders.

Pending the uses of the net proceeds of this offering, we intend to invest the net proceeds in United States government securities and other short-term, investment-grade, interest-bearing instruments.

DILUTION

An investor that acquires shares of common stock upon the exercise of the Warrants may experience dilution depending on our net tangible book value at the time of exercise. Our net tangible book value as of December 31, 2017 was approximately $3.0 million, or approximately $0.10 per share of our common stock. Net tangible book value per share as of December 31, 2017 is equal to our total tangible assets minus total liabilities and preferred stock, all divided by the number of shares of common stock outstanding as of December 31, 2017.

If we were to issue 46,276,742 shares of common stock upon the exercise of all of the Warrants at their current per share exercise price of $0.75 per share, our net tangible book value as of December 31, 2017 would have been approximately $37.7 million, or approximately $0.49 per share of our common stock. This amount represents an immediate increase in net tangible book value of approximately $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.26 per share to new investors acquiring common stock upon the exercise of the July 2015 Warrants, August 2017 Warrants and April 2018 Warrants.

The following table illustrates this per share dilution:

Current exercise price per share		$0.75
Net tangible book value as of December 31, 2017	$0.10
Increase per share attributable to exercise of all Warrants in full	$0.39
Net tangible book value per share, as adjusted for Warrant exercise in full		$0.49
Dilution per share to holder exercising Warrants		$0.26

The above discussion and table are based on 32,950,447 shares outstanding as of April 6, 2017 and excludes:

•                  49,303,715 shares of our common stock issuable upon the exercise of warrants outstanding as of April 6, 2018 at a weighted average exercise price of $1.08 (other than as set forth above);

•                  3,237,397 shares of common stock issuable upon the exercise of options outstanding as of April 6, 2018 at a weighted average exercise price of $7.63 per share;

•                  6,056,372 shares of our common stock reserved for future issuance under our Second Amended and Restated 2003 Stock Incentive Plan as of April 6, 2018;

•                  7,079,983 shares of our common stock issuable upon the conversion of 5,310 shares of series B convertible preferred stock outstanding as of April 6, 2018;

•                  9,538,800 shares of our common stock issuable upon the conversion of 95,388 shares of series C convertible preferred stock outstanding as of April 6, 2018; and

•                  6,999,983 shares of our common stock issuable upon the conversion of 5,250 shares of series D preferred stock outstanding as of April 6, 2018.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of additional equity, the issuance of these shares could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

This prospectus relates to 46,276,742 shares of our common stock issuable upon the exercise of our outstanding Warrants. The Warrants are exercisable for the periods and at the exercise prices set forth in the section of this prospectus supplement entitled “Description of Securities—Description of Warrants.” The Warrants were offered and sold by us in registered offerings in July 2015, August 2017 and April 2018, pursuant to prospectuses that also covered the offer and sale by us of the shares of our common stock underlying the Warrants. The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Warrants is being made pursuant to this prospectus. This offer is being made pursuant to General Instruction I.B.4 of Form S-3. We will pay all expenses of registration incurred in connection with this offering.

The exercise price per share of the Warrants was negotiated between us and the underwriters and/or placement agents for these registered offerings after considering a number of factors including the then-current market price of our common stock, trading prices of our common stock over a period of time, the illiquidity and volatility of our common stock, prevailing market conditions, our historical performance, our future prospects and the then-current future prospects of our industry in general, our capital structure, estimates of our business potential and earnings prospects, the present state of our development and an assessment of our management and the consideration of the above factors in relation to market valuation of companies engaged in businesses and activities similar to ours.

We will deliver shares of our common stock upon exercise of a Warrant, in whole or in part. We will not issue fractional shares. A summary of the exercise provisions of the Warrants is included in the section of this prospectus entitled “Description of Securities—Description of Warrants”.

DESCRIPTION OF SECURITIES

Description of Warrants

As of April 6, 2018, there were Warrants outstanding to purchase a total of 46,276,742 shares of our common stock, including the July 2015 Warrants (1,742 shares); the August 2017 Warrants (11,275,000 shares); and the April 2018 Warrants (35,000,000 shares).

The material terms and provisions of the Warrants are summarized below, although this summary is not complete. For the complete terms of the Warrants, you should refer to the forms of Warrants filed as exhibits to our prior SEC filings, including (i) for the July 2015 Warrants, the Current Report on Form 8-K we filed with the SEC on July 7, 2015; (ii) for the August 2017 Warrants, the Current Report on Form 8-K we filed with the SEC on August 16, 2017; and (iii) for the April 2018 Warrants, the Current Report on Form 8-K we filed with the SEC on April 3, 2018.

Exercise Price; Term. The Warrants have an exercise price of $0.75 per common share, and expire as follows: (i) the July 2015 Warrants, on January 8, 2019; (ii) the August 2017 Warrants, on August 16, 2024; and (iii) the April 2018 Warrants, on April 3, 2019 (or, if later, eight months after we obtain stockholder approval for such warrants under the Nasdaq Stock Market Rules).

Anti-Dilution. The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if at any time after the initial issuance of the Warrants we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then exercise price of the Warrant, then the exercise price will be reduced to equal such lower price, subject to an exception for certain issuances to employees, officer or directors pursuant to a stock incentive plan, certain issuances upon the conversion of outstanding convertible securities and (for the August 2017 Warrants and the April 2018 Warrants) issuances for certain acquisitions.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us (or our agent) a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. If, at the time a holder exercises its Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant. All of the Warrants (other than the July 2015 Warrants), if not exercised prior to their termination date, will be automatically exercised on their termination date by cashless exercise.

Transferability. Subject to applicable laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Ownership Limitations. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event will such beneficial ownership limitation exceed 9.99% and any increase in such beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Merger, Consolidation, etc. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock (a “fundamental transaction”), then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants.

Notwithstanding the foregoing, for the August 2017 and April 2018 Warrants, in the event of a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within the company’s control, including not approved by the company’s Board of Directors or the consideration is not in all stock of the successor entity, the holder will only be entitled to receive from the company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of common stock of the company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Exchange Listing. We have not applied, and do not intend to apply, for listing of the Warrants on any securities exchange or other trading system.

Additional Exercise Limitation on April 2018 Warrants. The 35 million shares of common stock initially issuable upon exercise of the April 2018 Warrants (along with 8 million shares of series D preferred stock issued in April 2018) exceeded 20% of our outstanding common stock as of the date of issuance. Under applicable Nasdaq Stock Market Rules, stockholder approval is required for any portion of the transaction which could require us to issue a number of shares of common stock equal to 20% of our outstanding common stock at a price less than the closing price on the day prior the date of the securities purchase agreement. At our upcoming 2018 annual meeting, we intend to seek stockholder approval for the exercise of the April 2018 Warrants (and conversion of the series D preferred stock) in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock. Accordingly, the ability of holders of April 2018 Warrants to fully exercise their warrants is subject to our ability to secure the approval of our stockholders.

Description of Capital Stock

We are authorized to issue 275,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of April 6, 2018, our capitalization was as follows:

•                  32,950,447 shares of our common stock were issued and outstanding, which were held of record by approximately 62 stockholders of record;

•                  5,310 shares of series B convertible preferred stock were outstanding, which shares are convertible into 7,079,983 shares of our common stock;

•                  95,388 shares of series C convertible preferred stock were outstanding, which shares are convertible into 9,538,800 shares of our common stock;

•                  5,250 shares of our series D convertible preferred stock were outstanding, which shares are convertible into 6,999,983 shares of our common stock;

•                  3,237,397 shares of common stock were issuable upon the exercise of outstanding options; and

•                  49,303,715 shares of common stock were issuable upon the exercise of outstanding warrants.

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our certificate of incorporation and bylaws, copies of which have been incorporated by reference herein, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. However, as long as the former holders of ReShape Medical, Inc. securities own at least 10% of our outstanding common stock (for this purpose treating as outstanding the shares of common stock issuable upon conversion of the series C convertible preferred stock issued to the former ReShape Medical holders), the committee representing the former ReShape Medical holders will have the right to designate for nomination two directors to our Board of Directors, and we will nominate and use commercially reasonable efforts to appoint each such person to our Board, although any nominees must be reasonably acceptable to our then current Board members. At the closing of our acquisition of ReShape Medical, Michael Y. Mashaal, M.D. was appointed to the Board as a designee of the former ReShape Medical holders and the committee has not yet designated its second director nominee.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and the shares of our common stock to be sold pursuant to this prospectus supplement will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre- emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

In addition to our outstanding shares of preferred stock, our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The preferred stock, if issued, would have priority over our common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Although we have no present plans to issue any additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

We currently have outstanding the follows series of preferred stock:

Series B Convertible Preferred Stock

The material terms and provisions of the shares of series B convertible preferred stock (“Series B Preferred Stock”) are summarized below. This summary of some of the provisions of the Series B Preferred Stock is not complete. For the complete terms of the Series B Preferred Stock, you should refer to the Certificate of Designation (the “Series B Certificate of Designation”) filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on August 16, 2017.

Conversion; Anti-Dilution. Each share of Series B Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of the Series B Preferred Stock, which currently is $0.75, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. In addition, if at any time while the Series B Preferred Stock is outstanding we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then conversion price of the Series B Preferred Stock, then the conversion price will be reduced to such lower price, subject to an exception for certain issuances to employees, officer or directors pursuant to a stock incentive plan, certain issuances upon the conversion of outstanding convertible securities and issuances for certain acquisitions.  This anti-dilution provision was triggered by our registered offering in April 2018 of convertible preferred stock with a conversion price of $0.75 per share and warrants with an exercise price of $0.75, which caused shares of the Series B Preferred Stock convertible before the offering into 2,633,925 shares of common stock at a conversion price of $2.30 per share to become convertible after the offering into approximately 8.1 million shares of common stock at a conversion price of $0.75 per share.

Exercise Limitations. The Series B Certificate of Designation provides that we may not effect any conversion of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise;

provided, however, that upon notice to the company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event will such beneficial ownership limitation exceed 9.99% and any increase in such beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Dividends. The Series B Certificate of Designation provides that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each share of Series B Preferred Stock on an as converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends will be paid on the Series B Preferred Stock and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Liquidation. In the event of a liquidation, the holders of Series B Preferred Stock are entitled to participate on an as converted to common stock basis with holders of the common stock in any distribution of assets of the company to the holders of the common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the shares of Series B Preferred Stock will be entitled to receive upon conversion of the Series B Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series B Preferred immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Series B Preferred Stock.

Notwithstanding the foregoing, in the event we are not the surviving entity of a fundamental transaction or in the event of a reverse merger or similar transaction where we are the surviving entity, then, automatically and contemporaneous with the consummation of such transaction, the surviving entity (or our company in the event of a reverse merger or similar transaction) will purchase the then outstanding shares of Series B Preferred Stock by paying and issuing, in the event that such consideration given to the holders of our common stock is non cash consideration, as the case may be, to each holder an amount equal to the greater of (i) the cash consideration plus the non cash consideration in the form issuable to the holders of our common stock (in the case of a reverse merger or similar transaction, shares of common stock issuable to the holders of the acquired company) per share of our common stock in the fundamental transaction multiplied by the number of shares of common stock underlying the shares of Series B Preferred Stock held by the holder on the date immediately prior to the consummation of the fundamental transaction or (ii) 130% of the conversion price of the Series B Preferred Stock then outstanding on the date of the consummation of the fundamental transaction. Such amount will be paid in the same form and mix (whether securities, cash or property, or any combination of the foregoing) as the consideration received by holders of our common stock in the fundamental transaction.

Voting Rights. With certain exceptions, as described in the Series B Certificate of Designation, the shares of Series B Preferred Stock have no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, the Series B Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Stock, (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of shares of Series B Preferred Stock, or (d) enter into any agreement with respect to the foregoing.

Series C Convertible Preferred Stock

The material terms and provisions of the shares of series C convertible preferred stock (“Series C Preferred Stock”) are summarized below. All of the outstanding shares of Series C Preferred Stock were issued to the former holders of ReShape Medical, Inc. securities in connection with our acquisition of ReShape Medical. This summary of some provisions of the Series C Preferred Stock is not complete. For the complete terms of the Series C Preferred Stock, you should refer to the Certificate of Designation (the “Series C Certificate of Designation”) filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on October 3, 2017.

Conversion. Each outstanding share of Series C Preferred Stock is convertible, at the option of the holders, into 100 shares of common stock, subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. In addition, if the volume weighted average price of the common stock exceeds $5.00 per share for at least 20 trading days, then all outstanding shares of Series C Preferred Stock will automatically convert into shares of common stock.

Dividends. The Series C Preferred Stock is entitled to receive dividends (on an as-if-converted-to-common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of Series C Preferred Stock.

Voting Rights. In general, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that we cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the Series C Preferred Stock), (b) alter or amend the Series C Certificate of Designation, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, (e) except for stock dividends or distributions for which adjustments are to be made pursuant to the Series C Certificate of Designation, pay dividends on any shares of capital stock of the company, or (f) enter into any agreement with respect to any of the foregoing.

As long the former holders of ReShape Medical, Inc. securities own at least 10% of our outstanding common stock (for this purpose treating as outstanding the shares of common stock issuable upon conversion of the Series C Preferred Stock issued to the former ReShape Medical holders), the committee representing the former ReShape Medical holders will have the right to designate for nomination two directors to our Board of Directors, and we will nominate and use commercially reasonable efforts to appoint each such person to our Board, although any nominees must be reasonably acceptable to our then current Board members. At the closing of our acquisition of ReShape Medical, Michael Y. Mashaal, M.D. was appointed to the Board as a designee of the former ReShape Medical holders and the committee has not yet designated its second director nominee.

Liquidation. In the event of a liquidation, the holders of shares of Series C Preferred Stock are entitled to be paid, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of the company outstanding as of the date of our acquisition of ReShape Medical ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payments to be made to the holders of common stock or any other series of preferred stock, an amount per share equal to the greater of (i) $274.8774 ($2.748774 per share on an as-converted-to-common stock basis), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted to common stock immediately prior to such liquidation. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series C Preferred Stock will be entitled to receive upon conversion of the Series C Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series C Preferred Stock immediately prior to such fundamental transaction. Any successor to us or surviving entity must assume the obligations under the Series C Certificate of Designation with respect to the Series C Preferred Stock.

Series D Convertible Preferred Stock

The material terms and provisions of the shares of series D convertible preferred stock (“Series D Preferred Stock”) are summarized below. This summary of some of the provisions of the Series D Preferred Stock is not complete. For the complete terms of the Series D Preferred Stock, you should refer to the Certificate of Designation (the “Series D Certificate of Designation”) filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on April 3, 2018.

Conversion; Anti-Dilution. Each share of Series D Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of the Series D Preferred Stock, which currently is $0.75, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. In addition, if at any time while the Series D Preferred Stock is outstanding we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then conversion price of the Series D Preferred Stock, then the conversion price will be reduced to equal such lower price, subject to an exception for certain issuances to employees, officer or directors pursuant to a stock incentive plan, certain issuances upon the conversion of outstanding convertible securities and issuances for certain acquisitions.

Exercise Limitations. The Series D Certificate of Designation provides that we may not effect any conversion of Series D Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series D Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event will such beneficial ownership limitation exceed 9.99% and any increase in such beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Dividends. The Series D Certificate of Designation provides, among other things, that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each share of Series D Preferred Stock on an as converted basis. Other than as set forth in the previous sentence, the Series D Certificate of Designation provides that no other dividends will be paid on the Series D Preferred Stock and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Liquidation. In the event of a liquidation, after any distribution or payment to the holders of our series C convertible preferred stock the holders of Series D Preferred Stock are entitled to participate on an as converted to common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the shares of Series D Preferred Stock will be entitled to receive upon conversion of the Series D Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series D Preferred immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Series D Preferred Stock.

Notwithstanding the foregoing, in the event we are not the surviving entity of a fundamental transaction or in the event of a reverse merger or similar transaction where we are the surviving entity, then, automatically and contemporaneous with the consummation of such transaction, the surviving entity (or our company in the event of a reverse merger or similar transaction) will purchase the then outstanding shares of Series D Preferred Stock by paying and issuing, in the event that such consideration given to the holders of our common stock is non cash consideration, as the case may be, to each holder an amount equal to the greater of (i) the cash consideration plus the non cash consideration in the form issuable to the holders of our common stock (in the case of a reverse merger or similar transaction, shares of common stock issuable to the holders of the acquired company) per share of our common stock in the fundamental transaction multiplied by the number of shares of common stock underlying the shares of Series D Preferred Stock held by the holder on the date immediately prior to the consummation of the fundamental transaction or (ii) 130% of the conversion price of the Series D Preferred Stock then outstanding on the date of the consummation of the fundamental transaction. Such amount will be paid in the same form and mix (whether securities, cash or property, or any combination of the foregoing) as the consideration received by holders of our common stock in the fundamental transaction.

Voting Rights. With certain exceptions, as described in the Series D Certificate of Designation, the shares of Series D Preferred Stock have no voting rights. However, as long as any shares of Series D Preferred Stock remain outstanding, the Series D Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then outstanding shares of Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Certificate of Designation, (b) increase the number of authorized shares of Series D Preferred Stock, (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of shares of Series D Preferred Stock, or (d) enter into any agreement with respect to the foregoing.

Optional Exchange. The securities purchase agreement pursuant to which the shares of Series D Preferred Stock were issued provides that as long as the holder continue to hold at least 20% of the initial number of shares of Series D Preferred Stock issued, if we issue any new securities in a subsequent financing the holder may exchange all of the shares of Series D Preferred Stock at their stated value for the securities issued in the subsequent financing on the same terms of such subsequent financing.

Other Warrants

In addition to the Warrants, as of April 6, 2018, we had other warrants outstanding to purchase an aggregate of 3,026,973 shares of our common stock, including warrants to purchase an aggregate of 377 share of common stock at exercise prices ranging from $2,205.00 to $4,095.00 per common share, with expiration dates between November 18, 2018 and April 16, 2022, and warrants issued in January 2017 to purchase an aggregate of 3,026,596 share of common stock at an exercise price of $5.84 per common share, with an expiration date on January 23, 2022.

Effects of Anti-Takeover Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

The provisions of (1) Delaware law, (2) our Certificate of Incorporation and (3) our Bylaws discussed below could discourage or make it more difficult to prevail in a proxy contest or effect other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Appointment of Directors to Fill Vacancies; Removal of Directors for Cause. Our Certificate of Incorporation provides that our board of directors will be divided into three classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the three classes to a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill any positions so created and is permitted to specify the class to which any new position is assigned. The person filling any of these positions would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of a majority of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered no less than ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, this business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our Certificate of Incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Listing

Our common stock trades on the Nasdaq Capital Market under the symbol “RSLS.”

LEGAL MATTERS

Fox Rothschild LLP, Minneapolis, Minnesota, has issued a legal opinion as to the validity of the securities offered by this prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. When used in this prospectus supplement, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus supplement omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:

•                  Our Annual Report on Form 10-K (including the portions of our Proxy Statement on Schedule 14A for our 2018 annual meeting that will be incorporated by reference therein) for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018;

•                  Our Current Reports on Form 8-K filed with the SEC on January 31, 2018, March 21, 2018 and April 3, 2018 (other than the portions of such documents not deemed to be filed); and

•                  The description of our common stock contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed with the SEC for the purpose of updating the description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus supplement is a part and before the effective date of the registration statement and after the date of this prospectus supplement until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

ReShape Lifesciences Inc.

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Securities Warrants

Units

We may from time to time offer to sell any combination of common stock, preferred stock, securities warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may from time to time offer and sell our securities in one offering or in separate offerings, to or through underwriters, dealers and agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the NASDAQ Capital Market under the symbol “ETRM.” On March 9, 2017, the closing price of our common stock as reported on the NASDAQ Capital Market was $6.19 per share.

Investing in our securities involves risks. You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 2 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 21, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the respective securities that we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “EnteroMedics,” and “the Company” refer to EnteroMedics Inc., a Delaware corporation, and our subsidiary.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

In the United States we have registered trademarks for vBLOC®, ENTEROMEDICS® and MAESTRO®, each registered with the United States Patent and Trademark Office, and trademark applications for vBLOC POWER TO CHOOSE and vBLOC POWER TO CHOOSE AND DESIGN. In addition, some or all of the marks vBLOC, ENTEROMEDICS, MAESTRO, MAESTRO SYSTEM ORCHESTRATING OBESITY SOLUTIONS, vBLOC POWER TO CHOOSE and vBLOC POWER TO CHOOSE AND DESIGN are the subject of either a trademark registration or application for registration in Australia, Brazil, China, the European Community, India, Kuwait, Mexico, Saudi Arabia, Switzerland and the United Arab Emirates.

ENTEROMEDICS INC.

We are a medical device company with approvals to commercially launch our product, the vBloc Neuromodulation System (vBloc System). We are focused on the design and development of devices that use neuroblocking technology to treat obesity, metabolic diseases and other gastrointestinal disorders. Our proprietary neuroblocking technology, which we refer to as vBloc Therapy, is designed to intermittently block the vagus nerve using high frequency, low energy, electrical impulses. We have a limited operating history and only recently received U.S. Food and Drug Administration (FDA) approval to sell our product in the United States. In addition, we have regulatory approval to sell our product in the European Economic Area and other countries that recognize the European CE Mark and do not have any other source of revenue. We have devoted substantially all of our resources to the development and commercialization of the vBloc System, which was formerly known as the Maestro or vBloc Rechargeable System.

The vBloc System, our initial product, uses vBloc Therapy to limit the expansion of the stomach, help control hunger sensations between meals, reduce the frequency and intensity of stomach contractions and produce a feeling of early and prolonged fullness. We believe the vBloc System offers obese patients a minimally-invasive treatment that can result in significant, durable and sustained weight loss. We believe that our vBloc System allows bariatric surgeons to offer a new option to obese patients who are concerned about the risks and complications associated with currently available anatomy-altering, restrictive or malabsorptive surgical procedures.

We received FDA approval on January 14, 2015 for vBloc Therapy, delivered via the vBloc System, for the treatment of adult patients with obesity who have a Body Mass Index (BMI) of at least 40 to 45 kg/m2, or a BMI of at least 35 to 39.9 kg/m2 with a related health condition such as high blood pressure or high cholesterol levels, and who have tried to lose weight in a supervised weight management program and failed within the past five years. In 2015 we began a controlled commercial launch at select surgical centers in the United States and had our first commercial sales. During 2015, we initiated a controlled expansion of our commercial operations and started the process of building a sales force. In January 2016, we hired new executives to oversee this expansion. Our direct sales force is supported by field clinical engineers who provide training, technical and other support services to our customers. Throughout 2016, our sales force called directly on key opinion leaders and bariatric surgeons at commercially-driven surgical centers that met our certification criteria. Additionally, in 2016, through a distribution agreement with Academy Medical, LLC, U.S. Department of Veterans Affairs (VA) medical facilities now offer the vBloc System as a treatment option for veterans at little to no cost to veterans in accordance with their veteran healthcare benefits. We plan to build on these efforts in 2017 with self-pay and veteran focused direct-to-patient marketing, key opinion leader and center-specific partnering, and a multi-faceted reimbursement strategy. To date, we have relied on, and anticipate that we will continue to rely on, third-party manufacturers and suppliers for the production of the vBloc System.

In 2016, we sold 62 units for $787,000 in revenue, and in 2015 we sold 24 units for $292,000 in revenue. We have incurred and expect to continue to incur significant sales and marketing expenses prior to recording sufficient revenue to offset these expenses. Additionally, our selling, general and administrative expenses have increased since we commenced commercial operations, and we expect that they will continue to increase as we continue to build the infrastructure necessary to support our expanding commercial sales, operate as a public company and develop our intellectual property portfolio. For these reasons, we expect to continue to incur operating losses for the next several years. We have financed our operations to date principally through the sale of equity securities, debt financing and interest earned on investments.

We were incorporated in Minnesota in December 2002 as two separate legal entities, Alpha Medical, Inc. and Beta Medical, Inc., both of which were owned 100% by a common stockholder. In October 2003, the two entities were combined and the combined entity changed its name to EnteroMedics Inc. In 2004 we reincorporated in Delaware. As of December 31, 2016, we had 32 employees, all of which are located in the United States. Our principal executive offices are located at 2800 Patton Road, St. Paul, Minnesota 55113, and our telephone number is (651) 634-3003.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described below, together with the other information included in our Annual Report on Form 10-K before you decide to invest in our securities. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor, if they materialize, also may adversely affect the Company.

Risks Related to Our Business and Industry

We are a medical device company with a limited history of operations, no significant history of sales in the United States and a limited history of sales in countries outside of the United States, and we cannot assure you that we will ever generate substantial revenue or be profitable.

We are a medical device company with a limited operating history upon which you can evaluate our business. We received FDA approval to sell our product in the United States on January 14, 2015 and we have had commercial sales within the United States in 2015 and 2016. We have also completed the regulatory process required to sell our product in Australia, the European Economic Area and other countries that recognize the European CE Mark, and have not generated revenue from commercial sales outside of the United States since 2012 and then only on a limited basis in Australia and the Middle East. We have been engaged in research and development and clinical trials since our inception in 2002 and have invested substantially all of our time and resources in developing our vBloc Therapy, which we have begun to commercialize in the form of our vBloc System. The success of our business will depend on our ability to establish a sales force, make sales and control costs, as well as our ability to obtain additional regulatory approvals needed to market new versions of our vBloc System and any other products we may develop in the future, all of which we may be unable to do. If we are unable to successfully market our vBloc System for its indicated use, we may never become profitable and may have to cease operations as a result. Our lack of a significant operating history also limits your ability to make a comparative evaluation of us, our products and our prospects.

We have incurred losses since inception and we anticipate that we will continue to incur losses for the foreseeable future.

We have incurred losses in each year since our formation in 2002. Our net loss applicable to common stockholders for the fiscal years ended December 31, 2016, 2015 and 2014 was $23.4 million, $25.5 million and $26.1 million, respectively. We have funded our operations to date principally from the sale of securities and the issuance of indebtedness. Development of a new medical device, including conducting clinical trials and seeking regulatory approvals, is a long, expensive and uncertain process. Although we recently received the regulatory approval required to sell our vBloc System in the United States and have the approvals required for sales in the European Economic Area and other countries that recognize the European CE Mark, we have only generated limited revenue from commercial sales in the United States and have not generated revenue from commercial sales outside of the United States since 2012 and then only on a limited basis in Australia and the Middle East. We expect to incur significant sales and marketing expenses prior to recording sufficient revenue to offset these expenses. We expect our general and administrative expenses to increase as we continue to add the infrastructure necessary to support our expanding commercial sales, operate as a public company and develop our intellectual property portfolio. For these reasons, we expect to continue to incur significant operating losses for the next several years. These losses, among other things, have had and will continue to have an adverse effect on our stockholders’ equity and working capital. Because of the numerous risks and uncertainties associated with developing new medical devices, we are unable to predict the extent of any future losses or when we will become profitable, if ever.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or liquidate some or all of our assets.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts on the commercialization of our product and on research and development, including conducting current and future clinical trials for our vBloc System and subsequent versions of our product. Cash used in operations was $20.6 million, $22.6 million and $19.4 million for the fiscal years ended December 31, 2016, 2015 and 2014, respectively. We expect that our cash used in operations will continue to be significant in the upcoming years, and that we will need to raise additional capital to commercialize our vBloc System in the United States, the European Economic Area, other countries that recognize the European CE Mark and other international markets, to explore other indications for our product, to continue our research and development programs, and to fund our ongoing operations.

Our future funding requirements will depend on many factors, including:

•                  the cost and timing of establishing sales, marketing and distribution capabilities;

•                  the cost of establishing clinical and commercial supplies of our vBloc System and any products that we may develop;

•                  the rate of market acceptance of our vBloc System and vBloc Therapy and any other product candidates;

•                  the cost of filing and prosecuting patent applications and defending and enforcing our patent and other intellectual property rights;

•                  the cost of defending, in litigation or otherwise, any claims that we infringe third-party patent or other intellectual property rights;

•                  the effect of competing products and market developments;

•                  the cost of explanting clinical devices;

•                  the terms and timing of any collaborative, licensing or other arrangements that we may establish;

•                  any revenue generated by sales of our vBloc System or our future products;

•                  the scope, rate of progress, results and cost of any clinical trials and other research and development activities;

•                  the cost and timing of obtaining any further required regulatory approvals; and

•                  the extent to which we invest in products and technologies, although we currently have no commitments or agreements relating to these types of transactions.

Until the time, if ever, when we can generate a sufficient amount of product revenue, we expect to finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration, licensing arrangements and grants, as well as through interest income earned on cash balances.

Additional capital may not be available on terms favorable to us, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants or additional security interests in our assets. Any additional debt or equity financing that we complete may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or products, or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to delay, reduce the scope of, or eliminate some or all of, our development programs or liquidate some or all of our assets.

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), as well as rules subsequently implemented by the SEC and NASDAQ have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations result in increased legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure. In particular, we are required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. We have incurred and continue to expect to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404. Moreover, if we do not comply with the requirements of Section 404, or if we identify deficiencies in our internal controls that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.

We face significant uncertainty in the industry due to government healthcare reform.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. The Patient Protection and Affordable Care Act, as amended, (the Affordable Care Act) as well as any future healthcare reform legislation, may have a significant impact on our business. The impact of the Affordable Care Act on the health care industry is extensive and includes, among other things, the federal government assuming a larger role in the health care system, expanding healthcare coverage of United States citizens and mandating basic healthcare benefits. The Affordable Care Act contains many provisions designed to generate the revenues necessary to fund the coverage expansions and to reduce costs of Medicare and Medicaid, including imposing a 2.3% excise tax on domestic sales of many medical devices by manufacturers that began in 2013. Although a moratorium was placed on the medical device excise tax in 2016 and 2017, if it is reinstated, it may adversely affect our sales and the cost of goods sold.

In January 2017, Congress voted in favor of a budget resolution that will produce legislation that would repeal certain aspects of the Affordable Care Act if enacted into law. Congress is also considering subsequent legislation to replace or repeal elements or all of the Affordable Care Act. In addition, there have been recent public announcements by members of Congress and the new presidential administration regarding their plans to repeal and replace the Affordable Care Act. Further, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the Affordable Care Act to waive, defer, grant exemptions from, or delay the implementation of any provision of the Affordable Care Act that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. At this time, it is not clear whether the Affordable Care Act will be repealed in whole or in part, and, if it is repealed, whether it will be replaced in whole or in part by another plan. and what impact those changes will have on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Affordable Care Act. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, and also indirectly affect the amounts that private payers are willing to pay. In addition, any healthcare reforms enacted in the future may, like the Affordable Care Act, be phased in over a number of years but, if enacted, could reduce our revenue, increase our costs, or require us to revise the ways in which we conduct business or put us at risk for loss of business. In addition, our results of operations, financial position and cash flows could be materially adversely affected by changes under the Affordable Care Act and changes under any federal or state legislation adopted in the future.

We are subject, directly or indirectly, to United States federal and state healthcare fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and we may become subject to such litigation. If we are unable to, or have not fully complied with such laws, we could face substantial penalties.

Our operations are directly, or indirectly through customers, subject to various state and federal fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and federal False Claims Act. These laws may impact, among other things, our sales, marketing and education programs.

The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. The Anti-Kickback Statute is broad and, despite a series of narrow safe harbors, prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Penalties for violations of the federal Anti-Kickback Statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. Many states have also adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs.

The federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The frequency of filing qui tam actions has increased significantly in recent years, causing greater numbers of medical device, pharmaceutical and healthcare companies to have to defend a False Claim Act action. When an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal False Claims Act.

We are unable to predict whether we could be subject to actions under any of these laws, or the impact of such actions. If we are found to be in violation of any of the laws described above or other applicable state and federal fraud and abuse laws, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from government healthcare reimbursement programs and the curtailment or restructuring of our operations.

We operate in a highly competitive industry that is subject to rapid change. If our competitors are able to develop and market products that are safer or more effective than our products, our commercial opportunities will be reduced or eliminated.

The health care industry is highly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. The obesity treatment market in which we operate has grown significantly in recent years and is expected to continue to expand as technology continues to evolve and awareness of the need to treat the obesity epidemic grows. Although we are not aware of any competitors in the neuroblocking market, we face potential competition from pharmaceutical and surgical obesity treatments. Many of our competitors in the obesity treatment field have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly if they pursue competing solutions through collaborative arrangements with large and established companies, such as Allergan, Apollo Endosurgery, Boston Scientific, LivaNova PLC, Johnson & Johnson, Medtronic or St. Jude Medical. Our competitors may develop and patent processes or products earlier than us, obtain regulatory approvals for competing products more rapidly than we are able to and develop more effective, safer and less expensive products or technologies that would render our products non-competitive or obsolete.

Failure to protect our information technology infrastructure against cyber-based attacks, network security breaches, service interruptions, or data corruption could significantly disrupt our operations and adversely affect our business and operating results.

We currently rely on information technology and telephone networks and systems, including the Internet, to process and transmit sensitive electronic information and will rely on such systems to manage or support a variety of business processes and activities, including sales, billing, customer service, procurement and supply chain, manufacturing, and distribution. We use enterprise information technology systems to record, process, and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal, and tax requirements.

Our information technology systems, some of which are managed by third-parties, may be susceptible to damage, disruptions or shutdowns due to computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. We are not aware of any breaches of our information technology infrastructure. Despite the precautionary measures we have taken to prevent breakdowns in our information technology and telephone systems, if our systems suffer severe damage, disruption or shutdown and we are unable to effectively resolve the issues in a timely manner, our business and operating results may suffer.

Risks Associated with Development and Commercialization of the vBloc System

Our efforts to commercialize our vBloc System may not succeed or may encounter delays which could significantly harm our ability to generate revenue.

Our ability to generate revenue will depend upon the successful commercialization of our vBloc System. Our efforts to commercialize this product may not succeed for a number of reasons, including:

•                  our vBloc System may not be accepted in the marketplace by physicians, patients and third-party payers;

•                  the price of our vBloc System, associated costs of the surgical procedure and treatment and the availability of sufficient third-party reimbursement for the system implantation and follow-up procedures;

•                  appropriate reimbursement and/or coding options may not exist to enable billing for the system implantation and follow-up procedures;

•                  we may not be able to sell our vBloc System at a price that allows us to meet the revenue targets necessary to generate enough revenue for profitability;

•                  the frequency and severity of any side effects of our vBloc Therapy;

•                  physicians and potential patients may not be aware of the perceived effectiveness and sustainability of the results of vBloc Therapy provided by our vBloc System;

•                  we, or the investigators of our product, may not be able to have information on the outcome of the trials published in medical journals;

•                  the availability and perceived advantages and disadvantages of alternative treatments;

•                  any rapid technological change may make our product obsolete;

•                  we may not be able to have our vBloc System manufactured in commercial quantities or at an acceptable cost;

•                  we may not have adequate financial or other resources to complete the development and commercialization of our vBloc System or to develop sales and marketing capabilities for our vBloc System; and

•                  we may be sued for infringement of intellectual property rights and could be enjoined from manufacturing or selling our products.

Besides requiring physician adoption, market acceptance of our vBloc System will depend on successfully communicating the benefits of our vBloc Therapy to three additional constituencies involved in deciding whether to treat a particular patient using such therapy: (1) the potential patients themselves; (2) institutions such as hospitals, where the procedure would be performed and opinion leaders in these institutions; and (3) third-party payers, such as private healthcare insurers and governmental payers, such as Medicare and Medicaid in the United States, which would ultimately bear most of the costs of the various providers and equipment involved in our vBloc Therapy. Marketing to each of these constituencies requires a different marketing approach, and we must convince each of these groups of the efficacy and utility of our vBloc Therapy to be successful.

If our vBloc Therapy, or any other neuroblocking therapy for other gastrointestinal diseases and disorders that we may develop, does not achieve an adequate level of acceptance by the relevant constituencies, we may not generate significant product revenue and may not become profitable.

After we received FDA approval on January 14, 2015, we began the commercialization process for our vBloc System in the United States, and had our first commercial sales within the United States in 2015. Previously, in 2012, we commenced commercial sales of our vBloc System in Australia and the Middle East, but have not generated revenue from commercial sales outside of the United States since 2012 as we focused our resources on the U.S. regulatory approval process and commercialization of our product in the United States. We do not know when, or if, we will have the resources to commercialize our vBloc System internationally. If we are not successful in the commercialization of our vBloc System for the treatment of obesity we may not generate enough revenue to offset our expenses and may be forced to cease operations as a result.

We have not received, and may never receive, approval from the regulatory bodies of any foreign country other than the European Economic Area to market our vBloc System for the treatment of obesity.

We do not have the necessary regulatory approvals to market our vBloc System in any foreign market other than the European Economic Area for which we received CE Mark approval for our vBloc System in March 2011 for the treatment of obesity and other countries which accept these regulatory approvals. Additionally, the vBloc System was previously listed on the Australian Register of Therapeutic Goods (ARTG). The CE Mark approval for our vBloc System was expanded in 2014 to also include use for the management of Type 2 diabetes in obese patients. We commenced commercialization of our product in Australia and the Middle East in 2012, but have not generated revenue from commercial sales outside of the United States since 2012 as we focused our resources on the U.S. regulatory approval process and commercialization of our product in the United States and we do not know when, or if, we will have the resources to commercialize our vBloc System internationally.

In order to market our vBloc System outside of the United States, we will need to establish and comply with the numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries may differ from that required to obtain FDA approval. The regulatory approval process in other countries may also include all of the risks detailed below.

Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. While the vBloc System was previously listed on the ARTG and has received European CE Marking, we cannot assure you when, or if, we will be able to restart sales in Australia or the Middle East, commence sales in the European Economic Area or other countries that recognize the CE Mark or obtain approval to market our vBloc System in other countries outside the United States.

Because vBloc Therapy represents a novel way to effect weight loss in the treatment of obesity, and because there is a large population of obese patients who might be eligible for treatment, it is possible that other regulatory bodies will review an application for approval of our vBloc System with greater scrutiny, which could cause that process to be lengthier and more involved than that for products without such characteristics. Such regulatory bodies can delay, limit or deny approval of our vBloc System for many reasons, including our inability to demonstrate safety or effectiveness to their satisfaction, insufficient or inadequate data from our clinical trials, the facilities of our third-party manufacturers or suppliers may not meet applicable requirements; and changes in the regulatory bodies’ approval policies, expectations with regard to the type or amount of scientific data required or adoption of new regulations may require additional data or additional clinical studies.

We have limited data and experience regarding the safety and efficacy of the vBloc System. Any long-term data that is generated may not be positive or consistent with our limited short-term data, which would affect market acceptance of these products.

Because our technology is relatively new in the treatment of obesity, we have performed clinical trials only with limited patient populations. The long-term effects of using the vBloc System in a large number of patients have not been studied and the results of short-term clinical use of the vBloc System do not necessarily predict long-term clinical benefits or reveal long-term adverse effects.

Clinical trials conducted with the vBloc System have involved procedures performed by physicians who are very technically proficient. Consequently, both short and long-term results reported in these studies may be significantly more favorable than typical results achieved by physicians, which could negatively impact market acceptance of the vBloc System and materially harm our business.

We may be unable to complete our current clinical trials or any additional clinical trials, or we may experience significant delays in completing those clinical trials, which could impact market acceptance of our vBloc System and impair our financial position.

We continue to evaluate the vBloc Therapy in human clinical trials, including the EMPOWER trial and ReCharge trial. Conducting a clinical trial, which involves screening, assessing, testing, treating and monitoring patients at several sites across the country and possibly internationally, and coordinating with patients and clinical institutions, is a complex and uncertain process.

The completion of our ongoing and future clinical trials, could be delayed, suspended or terminated for several reasons, including:

•                  ongoing discussions with regulatory authorities regarding the scope or design of our preclinical results or clinical trial or requests for supplemental information with respect to our preclinical results or clinical trial results;

•                  our failure or inability to conduct the clinical trials in accordance with regulatory requirements;

•                  sites currently participating in the trial may drop out of the trial, which may require us to engage new sites or petition the FDA for an expansion of the number of sites that are permitted to be involved in the trial;

•                  patients may not remain in or complete, clinical trials at the rates we expect;

•                  patients may experience serious adverse events or side effects during the trial, which, whether or not related to our product, could cause the FDA or other regulatory authorities to place the clinical trial on hold;

•                  clinical investigators may not perform our clinical trials on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices; and

•                  we may be unable to obtain a sufficient supply of our vBloc System necessary for the timely conduct of the clinical trials.

Although we believe that we have adequate personnel and procedures in place to manage the clinical trial process, the complexity of managing this process while also commercializing our vBloc System and fulfilling our disclosure and other obligations to our stockholders, lenders, regulators and other constituents could result in our inadvertently taking actions outside the clinical trial process, which could adversely impact the trial. As is always the case, if the FDA ultimately determined that such actions materially violated the protocol for the trial, the FDA could suspend, terminate or reject the results of the clinical trial and require us to repeat the process.

If our clinical trials are delayed, it will take us longer to ultimately commercialize a product and generate revenue or the delay could result in our being unable to do so. Moreover, our development costs will increase if we have material delays in our clinical trials or if we need to perform more or larger clinical trials than planned.

We depend on clinical investigators and clinical sites to enroll patients in our clinical trials, and on other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays that are outside of our control.

We rely on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis. However, we may not be able to control the amount and timing of resources that clinical sites may devote to our clinical trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials, ensure compliance by patients with clinical protocols or comply with regulatory requirements, we will be unable to complete these trials, which could prevent us from obtaining or maintaining regulatory approvals for our product. Our agreements with clinical investigators and clinical trial sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated. If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated, or the clinical data may be rejected by the FDA, adversely affecting our ability to successfully commercialize our product.

Modifications to the vBloc System may require additional approval from regulatory authorities, which may not be obtained or may delay our commercialization efforts.

The FDA and European Notified Body require medical device companies to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance; however, some of these regulatory authorities can review a company’s decision. Any modifications to an approved device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use could require additional clinical studies and separate regulatory applications. Product changes or revisions will require all the regulatory steps and associated risks discussed above possibly including testing, regulatory filings and clinical study. We may not be able to obtain approval of supplemental regulatory approvals for product modifications, new indications for our product or new products. Delays in obtaining future clearances would adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn would harm our commercialization efforts and future growth.

Our neuroblocking therapy for the treatment of obesity is a unique form of treatment. Physicians may not widely adopt our vBloc System and vBloc Therapy unless they determine, based on experience, long-term clinical data and published peer reviewed journal articles, that vBloc Therapy provides a safe and effective alternative to other existing treatments for obesity.

We believe we are the first and only company currently pursuing neuroblocking therapy for the treatment of obesity. Physicians tend to be slow to change their medical treatment practices because of the time and skill required to learn a new procedure, the perceived liability risks arising from the use of new products and procedures, and the uncertainty of third-party coverage and reimbursement. Physicians may not widely adopt our vBloc System and vBloc Therapy unless they determine, based on experience, long-term clinical data and published peer reviewed journal articles, that the use of our vBloc Therapy provides a safe and effective alternative to other existing treatments for obesity, including pharmaceutical solutions and bariatric surgical procedures.

We cannot provide any assurance that the data collected from our current and planned clinical trials will be sufficient to demonstrate that our vBloc Therapy is an attractive alternative to other obesity treatment procedures. We rely on experienced and highly trained surgeons to perform the procedures in our clinical trials and both short and long-term results reported in our clinical trials may be significantly more favorable than typical results of practicing physicians, which could negatively impact rates of adoption of our vBloc System and vBloc Therapy. We believe that published peer-reviewed journal articles and recommendations and support by influential physicians regarding our vBloc System and vBloc Therapy will be important for market acceptance and adoption, and we cannot assure you that we will receive these recommendations and support, or that supportive articles will be published.

If we fail to obtain adequate coding, coverage or payment levels for our product by governmental healthcare programs and other third-party payers, there may be no commercially viable markets for our vBloc System or other products we may develop or our target markets may be much smaller than expected.

Healthcare providers generally rely on third-party payers, including governmental payers, such as Medicare and Medicaid in the United States, as well as private healthcare insurers, to adequately cover and reimburse the cost of medical devices. Importantly, third-party payers are increasingly challenging the price of medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services. We expect that third-party payers will continue to attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. If reimbursement for our vBloc System and the related surgery and facility costs is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, market acceptance of our vBloc System will be impaired and our future revenue, if any, would be adversely affected. As such, even though we have obtained FDA approval for our vBloc System and began to market it in 2015, the availability and level of third-party coverage and reimbursement could substantially affect our ability to successfully commercialize our vBloc System and other products we may develop.

The efficacy, safety, ease of use and cost-effectiveness of our vBloc System and of any competing products will, in part, determine the availability and level of coverage and payment. In particular, we expect that securing coding, coverage and payment for our vBloc System will be more difficult if healthcare providers and obese individuals do not consider the percentage of EWL from a pre-implementation baseline that our clinical trials have demonstrated to be clinically meaningful, whether or not regulatory agencies consider the improvement of patients treated in clinical trials to have been clinically meaningful.

In some international markets, pricing of medical devices is subject to government control. In the United States and international markets, we expect that both government and third-party payers will continue to attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. If payment for our vBloc System and the related surgery and facility costs is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, market acceptance of our vBloc System will be impaired and our future revenue, if any, would be adversely affected.

We cannot predict the likelihood or pace of any significant regulatory or legislative action in any of these areas, nor can we predict whether or in what form healthcare legislation being formulated by various governments will be passed. We also cannot predict with precision what effect such governmental measures would have if they were ultimately enacted into law. However, in general, we believe that such legislative activity will likely continue. If adopted, such measures can be expected to have an impact on our business.

If we or our suppliers fail to comply with ongoing regulatory requirements, or if we experience unanticipated product problems, our vBloc System could be subject to restrictions or withdrawal from the market.

Completion of our clinical trials and commercialization of our vBloc System will require access to manufacturing facilities that meet applicable regulatory standards to manufacture a sufficient supply of our product. We rely solely on third parties to manufacture and assemble our vBloc System, and do not currently plan to manufacture or assemble our vBloc System ourselves in the future.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by our European Notified Body and the FDA and other regulatory bodies. In particular we and our manufacturers and suppliers are required to comply with ISO requirements, Good Manufacturing Practices, which for medical devices is called the Quality System Regulation (QSR), and other regulations which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which we obtain marketing approval. The FDA enforces the QSR through inspections, which may be unannounced, and the CE system enforces its certification through inspections and audits as well. Our quality system has received certification of compliance to the requirements of ISO 13485:2003 and will have to continue to successfully complete such inspections to maintain regulatory approvals for sales outside of the United States. Failure by us or one of our manufacturers or suppliers to comply with statutes and regulations administered by the FDA, CE authorities and other regulatory bodies, or failure to adequately respond to any observations, could result in enforcement actions against us or our manufacturers or suppliers, including, restrictions on our product or manufacturing processes, withdrawal of the product from the market, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

If any of these actions were to occur it would harm our reputation and cause our product sales to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements. If the FDA or any other regulatory body finds their compliance status to be unsatisfactory, our commercialization efforts could be delayed, which would harm our business and our results of operations.

Additionally, if the FDA determines that our promotional materials, training or other activities constitute promotion of an unapproved use, we could be subject to significant liability, the FDA could request that we cease, correct or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

We are subject to medical device reporting regulations that require us to report to the FDA, Competent Authorities or other governmental authorities in other countries if our products cause or contribute to a death or serious injury or malfunction in a way that would be reasonably likely to contribute to death or serious injury if the malfunction were to recur. The FDA and similar governmental authorities in other countries have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacturing. A government mandated, or voluntary, recall by us could occur as a result of component failures, manufacturing errors or design defects, including defects in labeling. Any recall would divert managerial and financial resources and could harm our reputation with customers. There can be no assurance that there will not be product recalls in the future or that such recalls would not have a material adverse effect on our business. Once the product is approved and implanted in a large number of patients, infrequently occurring adverse events may appear that were not observed in the clinical trials. This could cause health authorities in countries where the product is available to take regulatory action, including marketing suspension and recall.

We may not be successful in our efforts to utilize our vBloc Therapy to treat comorbidities associated with obesity and other gastrointestinal diseases and disorders.

As part of our long-term business strategy, we plan to research the application of our vBloc Therapy to treat comorbidities associated with obesity and other gastrointestinal diseases and disorders. Research to identify new target applications requires substantial technical, financial and human resources, whether or not any new applications for our vBloc Therapy are ultimately identified. We may be unable to identify or pursue other applications of our technology. Even if we identify potential new applications for our vBloc Therapy, investigating the safety and efficacy of our therapy requires extensive clinical testing, which is expensive and time-consuming. If we terminate a clinical trial in which we have invested significant resources, our prospects will suffer, as we will have expended resources on a program that will not provide a return on our investment and missed the opportunity to allocate those resources to potentially more productive uses. We will also need to obtain regulatory approval for these new applications, as well as achieve market acceptance and an acceptable level of reimbursement.

We depend on a limited number of manufacturers and suppliers of various critical components for our vBloc System. The loss of any of these manufacturer or supplier relationships could prevent or delay commercialization of our vBloc System.

We rely entirely on third parties to manufacture our vBloc System and to supply us with all of the critical components of our vBloc System, including our leads, implantable batteries, neuroregulators, transmit coils and controllers. If any of our existing suppliers were unable or unwilling to meet our demand for product components, or if the components or finished products that they supply do not meet quality and other specifications, completion of our clinical trials or commercialization of our product could be delayed. Alternatively, if we have to switch to a replacement manufacturer or replacement supplier for any of our product components, we may face additional regulatory delays, and the manufacture and delivery of our vBloc System could be interrupted for an extended period of time, which could delay completion of our clinical trials or commercialization of our vBloc System.

If our device manufacturers or our suppliers are unable to provide an adequate supply of our product, our growth could be limited and our business could be harmed.

In order to produce our vBloc System in the quantities that we anticipate will be required to meet anticipated market demand, we will need our manufacturers to increase, or scale-up, the production process by a significant factor over our current level of production. There are technical challenges to scaling-up manufacturing capacity and developing commercial-scale manufacturing facilities that may require the investment of substantial additional funds by our manufacturers and hiring and retaining additional management and technical personnel who have the necessary manufacturing experience. If our manufacturers are unable to do so, we may not be able to meet future demand, if any. We may also represent only a small portion of our supplier’s or manufacturer’s business and if they become capacity constrained they may choose to allocate their available resources to other customers that represent a larger portion of their business. We currently anticipate that we will continue to rely on third-party manufacturers and suppliers for the production of the vBloc System. If we are unable to obtain a sufficient supply of our product, our revenue, business and financial prospects would be adversely affected.

If we are unable to establish sales and marketing capabilities or enter into and maintain arrangements with third parties to market and sell our vBloc System, our business may be harmed.

We have limited experience as a company in sales, marketing and distribution of our product and began the process of developing a sales and marketing organization in 2015 and have continued its development in 2016 and 2017. We market our products in the United States through a direct sales force supported by field technical managers who provide training, technical and other support services to our customers. We have begun to develop the necessary sales and marketing infrastructure in order to commercialize our product, but developing a sales force is expensive and time consuming and we may be unable to develop an effective sales and marketing organization on a timely basis, if at all, or maintain our current sales and marketing capabilities, either of which would delay or prevent us from generating enough revenue to become profitable. Our sales force will be competing with the experienced and well-funded marketing and sales organizations of our more established competitors. If we are unable to establish and maintain our own sales and marketing capabilities, we will need to contract with third parties to market and sell our product. In this event, our profit margins would likely be lower than if we performed these functions ourselves. In addition, we would necessarily be relying on the skills and efforts of others for the successful marketing of our product. If we are unable to establish and maintain effective sales and marketing capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable.

When we have sufficient resources to commercialize our vBloc System internationally, we intend to use direct, dealer and distributor sales models as the targeted geography best dictates. We have entered into an agreement with Device Technologies, a third-party distributor in Australia, to sell our product in Australia and we have entered into an agreement with Bader Sultan & Brothers, a third-party distributor in Kuwait, to sell our product in the Middle East. To generate sales and launch the commercialization of our product in other geographic regions we may need to identify and enter into other third-party distributor agreements. There is no assurance that we can do so on economically acceptable terms or that if we do so, that a third-party distributor will be successful in selling our product.

The commercialization of our product in countries outside the United States will expose our business to certain risks associated with international operations.

When we have sufficient resources to do so, we intend to commercialize our product in the European Economic Area, Australia and the Middle East and other international markets in which we obtain necessary regulatory approvals. Conducting international operations will subject us to unique risks, including:

•                  unfamiliar legal requirements with which we would need to comply;

•                  fluctuations in currency exchange rates;

•                  potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

•                  increased financial accounting and reporting burdens and complexities; and

•                  reduced or varied protection for intellectual property rights in some countries.

The occurrence of any one of these risks could negatively affect our business and results of operations generally. Additionally, operating in international markets requires significant management attention. We cannot be certain that investments required to establish operations in other countries will produce desired levels of revenues or profitability.

We may be unable to attract and retain management and other personnel we need to succeed.

Our success depends on the services of our senior management and other key employees. The loss of the services of one or more of our officers or key employees could delay or prevent the successful completion of our clinical trials and the commercialization of our vBloc System. We have begun a controlled expansion of our operations and hired three new executives in January 2016 to oversee this expansion. Our continued growth will require hiring a number of qualified clinical, scientific, commercial and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our development and commercialization activities.

We may be unable to manage our growth effectively.

Our business strategy entails significant future growth. For example, we will have to expand existing operations in order to conduct additional clinical trials, increase our contract manufacturing capabilities, hire and train new personnel to handle the marketing and sales of our product, assist patients and healthcare providers in obtaining reimbursement for the use of our product and create and develop new applications for our technology. This growth may place significant strain on our management and financial and operational resources. Successful growth is also dependent upon our ability to implement appropriate financial and management controls, systems and procedures. Our ability to effectively manage growth depends on our success in attracting and retaining highly qualified personnel, for which the competition may be intense. If we fail to manage these challenges effectively, our business could be harmed.

We face the risk of product liability claims that could be expensive, divert management’s attention and harm our reputation and business. We may not be able to obtain adequate product liability insurance.

Our business exposes us to a risk of product liability claims that is inherent in the testing, manufacturing and marketing of medical devices. The medical device industry has historically been subject to extensive litigation over product liability claims. We may be subject to product liability claims if our vBloc System, or any other products we may sell, causes, or appears to have caused, an injury. Claims may be made by consumers, healthcare providers, third-party strategic collaborators or others selling our products.

We have product liability insurance, which covers the use of our vBloc System and vBloc Therapy in our clinical trials and any commercial sales, in an amount we believe is appropriate. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, the coverage may not be adequate to protect us against any future product liability claims. If we are unable to obtain insurance at an acceptable cost and on acceptable terms for an adequate coverage amount, or otherwise to protect against potential product liability claims, we could be exposed to significant liabilities, which may harm our business. A product liability claim, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have a material adverse effect on our business, financial condition and results of operations. These liabilities could prevent or interfere with our product commercialization efforts. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity, which could result in the withdrawal of, or inability to recruit, clinical trial volunteers or result in reduced acceptance of our vBloc System and vBloc Therapy in the market.

We may be subject to product liability claims even if it appears that the claimed injury is due to the actions of others. For example, we rely on the expertise of surgeons and other associated medical personnel to perform the medical procedure to implant and remove our vBloc System and to perform the related vBloc Therapy. If these medical personnel are not properly trained or are negligent, the therapeutic effect of vBloc Therapy may be diminished or the patient may suffer critical injury, which may subject us to liability. In addition, an injury that is caused by the negligence of one of our suppliers in supplying us with a defective component that injures a patient could be the basis for a claim against us. A product liability claim, regardless of its merit or eventual outcome, could result in decreased demand for our products; injury to our reputation; diversion of management’s attention; withdrawal of clinical trial participants; significant costs of related litigation; substantial monetary awards to patients; product recalls or market withdrawals; loss of revenue; and the inability to commercialize our products under development.

Risks Related to Intellectual Property

If we are unable to obtain or maintain intellectual property rights relating to our technology and neuroblocking therapy, the commercial value of our technology and any future products will be adversely affected and our competitive position will be harmed.

Our commercial success depends in part on our ability to obtain protection in the United States and other countries for our vBloc System and vBloc Therapy by establishing and maintaining intellectual property rights relating to or incorporated into our technology and products. We own numerous U.S. and foreign patents and have numerous patent applications pending, most of which pertain to treating gastrointestinal disorders. We have also received or applied for patents in Europe, Australia, China, India and Japan. In addition, we are the exclusive licensee of three U.S. patents owned by the Mayo Foundation for Medical Education and Research, which are unrelated to our vBloc Therapy. Our pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will provide us any competitive advantage. We expect to incur substantial costs in obtaining patents and, if necessary, defending our proprietary rights. The patent positions of medical device companies, including ours, can be highly uncertain and involve complex and evolving legal and factual questions. We do not know whether we will obtain the patent protection we seek, or that the protection we do obtain will be found valid and enforceable if challenged. If we fail to obtain adequate protection of our intellectual property, or if any protection we obtain is reduced or eliminated, others could use our intellectual property without compensating us, resulting in harm to our business. We may also determine that it is in our best interests to voluntarily challenge a third-party’s products or patents in litigation or administrative proceedings, including patent interferences, re-examinations or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed. In the event that we seek to enforce any of our owned or exclusively licensed patents against an infringing party, it is likely that the party defending the claim will seek to invalidate the patents we assert, which, if successful could result in the loss of the entire patent or the relevant portion of our patent, which would not be limited to any particular party. Any litigation to enforce or defend our patent rights, even if we were to prevail, could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. Even if we were to prevail in any litigation, we cannot assure you that we can obtain an injunction that prevents our competitors from practicing our patented technology. Our competitors may independently develop similar or alternative technologies or products without infringing any of our patent or other intellectual property rights, or may design around our proprietary technologies.

We cannot assure you that we will obtain any patent protection that we seek, that any protection we do obtain will be found valid and enforceable if challenged or that it will confer any significant commercial advantage. U.S. patents and patent applications may also be subject to interference proceedings and U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office (USPTO), or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed, and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices, which proceedings could result in either loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of, the patent or patent application. In addition, such interference, re-examination and opposition proceedings may be costly. Moreover, the U.S. patent laws have recently changed with the adoption of the America Invents Act (AIA), possibly making it easier to challenge patents. Some of our technology was, and continues to be, developed in conjunction with third parties, and thus there is a risk that such third parties may claim rights in our intellectual property. Thus, any patents that we own or license from others may provide limited or no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

Non-payment or delay in payment of patent fees or annuities, whether intentional or unintentional, may result in loss of patents or patent rights important to our business. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States, particularly in the field of medical products and procedures.

Many of our competitors have significant resources and incentives to apply for and obtain intellectual property rights that could limit or prevent our ability to commercialize our current or future products in the United States or abroad.

Many of our competitors who have significant resources and have made substantial investments in competing technologies may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or in international markets. Our current or future U.S. or foreign patents may be challenged, circumvented by competitors or others or may be found to be invalid, unenforceable or insufficient. In most cases in the United States patent applications are published 18 months after filing the application, or corresponding applications are published in other countries, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications, or that we were the first to file patent applications for such inventions.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Intellectual property litigation is a common tactic in the medical device industry to gain competitive advantage. If we become subject to a lawsuit, we may be required to expend significant financial and other resources and our management’s attention may be diverted from our business.

There has been a history of frequent and extensive litigation regarding patent and other intellectual property rights in the medical device industry, and companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. Accordingly, we may become subject to patent infringement claims or litigation in a court of law, or interference proceedings declared by the USPTO to determine the priority of inventions or an opposition to a patent grant in a foreign jurisdiction. We may also become subject to claims or litigation seeking payment of royalties based on sales of our product in connection with licensing or similar joint development arrangements with third parties or in connection with claims of patent infringement. The defense and prosecution of intellectual property suits, USPTO interference proceedings, reexamination proceedings, or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed, or opposition proceedings and related legal and administrative proceedings, are both costly and time consuming and could result in substantial uncertainty to us. Litigation or regulatory proceedings may also be necessary to enforce patent or other intellectual property rights of ours or to determine the scope and validity of other parties’ proprietary rights. Any litigation, opposition or interference proceedings, with or without merit, may result in substantial expense to us, cause significant strain on our financial resources, divert the attention of our technical and management personnel and harm our reputation. We may not have the financial resources to defend our patents from infringement or claims of invalidity. An adverse determination in any litigation could subject us to significant liabilities to third parties, require us to seek licenses from or pay royalties to third parties or prevent us from manufacturing, selling or using our proposed products, any of which could have a material adverse effect on our business and prospects. We are not currently a party to any patent or other litigation.

Our vBloc Therapy or vBloc System may infringe or be claimed to infringe patents that we do not own or license, including patents that may issue in the future based on patent applications of which we are currently aware, as well as applications of which we are unaware. For example, we are aware of other companies that are investigating neurostimulation, including neuroblocking, and of patents and published patent applications held by companies in those fields. While we believe that none of such patents and patent applications are applicable to our products and technologies under development, third parties who own or control these patents and patent applications in the United States and abroad could bring claims against us that would cause us to incur substantial expenses and, if such claims are successfully asserted against us, they could cause us to pay substantial damages, could result in an injunction preventing us from selling, manufacturing or using our proposed products and would divert management’s attention. Because patent applications in many countries such as the United States are maintained under conditions of confidentiality and can take many years to issue, there may be applications now pending of which we are unaware and which may later result in issued patents that our products infringe. If a patent infringement suit were brought against us, we could be forced to stop our ongoing or planned clinical trials, or delay or abandon commercialization of the product that is subject of the suit.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third-party and be required to pay license fees or royalties, or both. A license may not be available at all or on commercially reasonable terms, and we may not be able to redesign our products to avoid infringement. Modification of our products or development of new products could require us to conduct additional clinical trials and to revise our filings with the FDA and other regulatory bodies, which would be time-consuming and expensive. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. This could harm our business significantly.

Risks Relating to Ownership of Our Common Stock

The trading price of our common stock has been volatile and is likely to be volatile in the future.

The trading price of our common stock has been highly volatile. Further, our common stock has a limited trading history. Since our public offering in November 2007 through March 9, 2017 our stock price has fluctuated from a low of $1.75 to a high of $67,851.00, as adjusted for the 1-for-70 reverse split of our common stock that was effected after trading on December 27, 2016 and the 1-for-15 reverse split of our common stock that was effected on January 6, 2016. The market price for our common stock will be affected by a number of factors, including:

•                  the denial or delay of regulatory clearances or approvals of our product or receipt of regulatory approval of competing products;

•                  our ability to accomplish clinical, regulatory and other product development milestones and to do so in accordance with the timing estimates we have publicly announced;

•                  changes in policies affecting third-party coverage and reimbursement in the United States and other countries;

•                  changes in government regulations and standards affecting the medical device industry and our product;

•                  ability of our product to achieve market success;

•                  the performance of third-party contract manufacturers and component suppliers;

•                  our ability to develop sales and marketing capabilities;

•                  actual or anticipated variations in our results of operations or those of our competitors;

•                  announcements of new products, technological innovations or product advancements by us or our competitors;

•                  developments with respect to patents and other intellectual property rights;

•                  sales of common stock or other securities by us or our stockholders in the future;

•                  additions or departures of key scientific or management personnel;

•                  disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•                  the trading volume of our common stock;

•                  changes in earnings estimates or recommendations by securities analysts, failure to obtain or maintain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

•                  public statements by analysts or clinicians regarding their perceptions of our clinical results or the effectiveness of our products;

•                  decreases in market valuations of medical device companies; and

•                  general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

The stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could significantly harm our business.

Our inability to comply with the listing requirements of the NASDAQ Stock Market could result in our common stock being delisted, which could affect its market price and liquidity and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests (including a minimum closing bid price of $1.00 per share for our common stock) to maintain the listing of our common stock on the NASDAQ Stock Market. If we do not maintain compliance with the continued listing requirements for the NASDAQ Stock Market within specified periods and subject to permitted extensions, our common stock may be recommended for delisting (subject to any appeal we would file). If our common stock were delisted, it could be more difficult to buy or sell our common stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting would also impair our ability to raise capital.

Sales of a substantial number of shares of our common stock in the public market by existing stockholders, or the perception that they may occur, could cause our stock price to decline.

Sales of substantial amounts of our common stock by us or by our stockholders, announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline. We may issue additional shares of our common stock in follow-on offerings to raise additional capital, upon the exercise of options or warrants, or in connection with acquisitions or corporate alliances. We also plan to issue additional shares to our employees, directors or consultants in connection with their services to us. All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our directors, officers and certain greater than five percent stockholders, which may be subject to volume limitations. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could reduce the market price of our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital for general corporate purposes, in the future we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be lower than the current price per share of our common stock. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.

Our organizational documents and Delaware law make a takeover of our company more difficult, which may prevent certain changes in control and limit the market price of our common stock.

Our certificate of incorporation and bylaws and Section 203 of the Delaware General Corporation Law contain provisions that may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and effect changes in control. These provisions include:

•                  the ability of our board of directors to create and issue preferred stock without stockholder approval, which could be used to implement anti-takeover devices;

•                  the authority for our board of directors to issue without stockholder approval up to the number of shares of common stock authorized in our certificate of incorporation, that, if issued, would dilute the ownership of our stockholders;

•                  the advance notice requirement for director nominations or for proposals that can be acted upon at stockholder meetings;

•                  a classified and staggered board of directors, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace all or a majority of our directors;

•                  the prohibition on actions by written consent of our stockholders;

•                  the limitation on who may call a special meeting of stockholders;

•                  the prohibition on stockholders accumulating their votes for the election of directors; and

•                  the ability of stockholders to amend our bylaws only upon receiving a majority of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some provisions in our certificate of incorporation and bylaws may deter third parties from acquiring us, which may limit the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our common stock.

We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our Board of Directors has the power to issue series of preferred stock and to designate the rights and preferences of these series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Under our certificate of incorporation, our Board of Directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our Board of Directors may designate a new series of preferred stock with the rights, preferences and privileges that the Board of Directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Except for our common stock, there is no public market for the securities that we may offer using this prospectus.

Except for our common shares, no public market exists for the securities that we may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders of the securities to sell their securities or the price at which the securities may be sold. Our common stock is traded on the NASDAQ Capital Market. We may not apply for listing of any other securities that we may offer using this prospectus on any securities exchange or for quotation through the NASDAQ system. Future trading prices of the securities will depend on many factors including, among others, prevailing interests rates, our operating results and the market for similar securities.

Any future indebtedness we incur could contain covenants that may restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default on such indebtedness and any other indebtedness.

If we incur future indebtedness, such future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of EnteroMedics. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and EnteroMedics undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for EnteroMedics to predict all of the factors, nor can EnteroMedics assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities and exercise of warrants under this prospectus for commercialization efforts in the United States and internationally, to expand our operations and grow our research and development, product development and administrative operations and for other working capital and general corporate purposes. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of the common stock we may offer using this prospectus does not purport to be complete and is subject to and qualified in its entirety by reference to our Sixth Amended and Restated Certificate of Incorporation, as amended (certificate of incorporation) and our Amended and Restated Bylaws (bylaws), copies of which have been previously filed by us with the SEC and are incorporated by reference in this prospectus. See “Incorporation of Documents by Reference.”

General

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of February 28, 2017, we had 6,873,878 shares of common stock outstanding. As of February 28, 2017, we had an aggregate of 1,874,793 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our Second Amended and Restated 2003 Stock Incentive Plan.

The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights. Holders of our common stock are entitled to receive proportionally any dividends declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are validly issued, fully paid and nonassessable. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable.

During 2016, our Board of Directors and stockholders approved two reverse stock splits (together, the Reverse Stock Splits). Neither reverse stock split changed the par value of our common stock or the number of preferred shares authorized by our certificate of incorporation. The first reverse stock split was a 1-for-15 reverse split (the First Reverse Stock Split) of our outstanding common stock that became effective after trading on January 6, 2016. The First Reverse Stock Split also decreased the number of shares of common stock authorized by our certificate of incorporation proportionately, and proportional adjustments were also made to our outstanding stock options and warrants and the number of shares authorized under our Amended and Restated 2003 Stock Incentive Plan. In connection with the First Reverse Stock Split, an amendment to our certificate of incorporation was also approved to increase the number of shares of our common stock authorized for issuance to 150 million shares, effective immediately after the First Reverse Stock Split on January 6, 2016.

The second reverse stock split was a 1-for-70 reverse split (the Second Reverse Stock Split) of our outstanding common stock that became effective after trading on December 27, 2016 pursuant to our Sixth Amended and Restated Certificate of Incorporation, which was filed in connection with the Second Reverse Stock Split. In connection with the Second Reverse Stock Split, proportional adjustments were also made to our outstanding stock options and warrants. Additionally, in connection with the Second Reverse Stock Split, a second amendment was approved to increase the number of shares of our common stock authorized for issuance to 300 million shares, effective after the Second Reverse Stock Split on December 27, 2016.

Anti-Takeover Effects of Delaware Law and Certain Provisions of our Certificate of Incorporation and Bylaws

We have elected to be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally will have an anti-takeover effect for transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for our common stock. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•                  before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•                  at or after the time the stockholder became interested, the business combination was approved by the board and authorized at a stockholder meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation and bylaws provide for the Board to be divided into three classes of directors serving staggered, three-year terms. The classification of the Board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of members of the Board. Subject to the rights of the holders of any outstanding series of preferred stock, our certificate of incorporation will authorize only the Board to fill vacancies, including newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the Board by enlarging the Board of Directors and filling the new directorships with its own nominees. Our certificate of incorporation will also provide that directors may be removed by stockholders only for cause and only by the affirmative vote of holders of a majority of the outstanding shares of our voting stock.

Under our bylaws, any vacancy on our Board of Directors resulting from an enlargement of our Board or the death, resignation, retirement, disqualification or other cause (other than removal for cause), may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

The affirmative vote of the holders of at least a majority of our voting stock is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or bylaws described in the prior two paragraphs.

Our certificate of incorporation provides that stockholders may not take any action by written consent in lieu of a meeting and our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting. In addition, our bylaws provide that only our Board of Directors or our chairman may call a special meeting of stockholders. Business transacted at any special meeting of stockholders must be limited to matters relating to the purpose stated in the notice of the special meeting.

To be “properly brought” before an annual meeting, the proposals or nominations must be:

•                  specified in the notice of meeting;

•                  brought before the meeting by or at the direction of our Board of Directors; or

•                  brought before the meeting by a stockholder entitled to vote at the meeting who has given to our corporate secretary the required advance written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting and who was a stockholder of record on the date on which notice is given.

In addition to other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to our corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the 10th day following the day on which the first public disclosure of the date of the annual meeting was made. Although our bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation or bylaws require a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board of Directors, subject to any limitations set forth in the bylaws, and may also be amended or repealed by the stockholders by the affirmative vote of the holders of a majority of the votes that all the stockholders would be entitled to cast in any annual election of directors. The majority stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

Liability Limitations and Indemnification

Our bylaws provide that we must indemnify our directors and officers and that we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent that the Delaware law statute prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, you may lose some or all of your investment in our common stock if we pay the costs of settlement or damage awards against our directors and officers under these provisions. We believe these provisions, the director and officer insurance we maintain, and the indemnification agreements we have entered into with our directors and officers are necessary to attract and retain talented and experienced directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of the preferred stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designations for a full understanding of all the rights and preferences of any series of preferred stock. Our certificate of incorporation and the certificates of designations have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of any particular series of preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of preferred stock, and any special considerations, including tax considerations, applicable to investing in that series of preferred stock.

General

Pursuant to our certificate of incorporation, we currently have authorized 5,000,000 shares of preferred stock, $0.01 par value per share. On January 23, 2017, we closed an underwritten public offering that included 12,513 shares of convertible preferred stock. On January 23 and January 24, 2017 all shares of preferred stock issued in conjunction with the offering were converted by their holders into 2,359,894 shares of common stock. As of the date of this prospectus, we do not have any shares of preferred stock outstanding.

Prior to issuance of shares of each series of our undesignated preferred stock, our Board of Directors is required by the Delaware General Corporate Law and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

Subject to limitations prescribed by the Delaware General Corporation Law, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•                  the title and stated value of the preferred stock;

•                  the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•                  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•                  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•                  the procedures for any auction and remarketing, if any, for the preferred stock;

•                  the provisions for a sinking fund, if any, for the preferred stock;

•                  the provisions for redemption, if applicable, of the preferred stock;

•                  any listing of the preferred stock on any securities exchange or market;

•                  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•                  voting rights, if any, of the preferred stock;

•                  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:

•                  senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•                  on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•                  junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Certain Provisions of Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of Common Stock—Anti-Takeover Effects of Delaware Law and Certain Provisions of our Certificate of Incorporation and Bylaws.”

DESCRIPTION OF SECURITIES WARRANTS

The following summary of the general terms and provisions of the securities warrants represented by warrant agreements and warrant certificates that we may offer using this prospectus is only a summary and does not purport to be complete. You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any securities warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the securities warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those securities warrants, and any special considerations, including tax considerations, applicable to investing in those securities warrants.

General

We may issue securities warrants alone or together with other securities offered by the applicable prospectus supplement. The securities warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

The prospectus supplement relating to any securities warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•                  the offering price;

•                  the currencies in which the securities warrants will be offered;

•                  the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for the purchase of shares of preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise of the securities warrants;

•                  the number of shares of preferred stock or common stock that may be purchased if a holder exercises any one securities warrant and the price at which and currencies in which the shares of preferred stock or common stock may be purchased upon exercise;

•                  the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

•                  the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•                  the date on which the right to exercise the securities warrants begins and expires;

•                  the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•                  whether the securities warrants will be issued in registered or bearer form;

•                  the identity of any warrant agent with respect to the securities warrants and the terms of the warrant agency agreement with that warrant agent;

•                  a discussion of material U.S. federal income tax consequences; and

•                  any other terms of the securities warrants.

A holder of securities warrants may:

•                  exchange them for new securities warrants of different denominations;

•                  present them for registration of transfer, if they are in registered form; and

•                  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until the securities warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

Holders of securities warrants may exercise them by

•                  delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•                  properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•                  delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when warrant agent receives payment of the exercise price. As soon as practicable after you have completed these procedures, we will issue and deliver to you the shares of common stock or preferred stock, as the case may be, that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•                  through one or more underwriters or dealers in a public offering and sale by them;

•                  through agents; and/or

•                  directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

We may solicit directly offers to purchase the respective securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the respective securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the respective securities being offered by this prospectus, we will sell the respective securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the respective securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the respective securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the respective securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Dorsey & Whitney LLP will issue a legal opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•                  Annual Report on Form 10-K for the year ended December 31, 2016;

•                  Current Reports on Form 8-K filed January 5, 2017; January 24, 2017; January 31, 2017; February 14, 2017; and February 21, 2017; and

•                  the description of our common stock contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

EnteroMedics Inc.

2800 Patton Road

St. Paul, Minnesota 55113

Attention: Secretary

(651) 634-3003